UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2022
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2022, Ted D. Brown, a member of the board of directors (the "Board") of Flotek Industries, Inc. (the "Company"), notified the Board that he does not wish to stand for reelection at the 2022 annual meeting of stockholders of the Company (the "Meeting"). Also on April 15, 2022, Paul W. Hobby, a member of the Board notified the Board that he does not wish to stand for reelection at the Meeting.

Mr. Brown and Mr. Hobby have been directors on the Board since 2013 and 2019, respectively. Neither Mr. Brown’s nor Mr. Hobby’s announcement resulted from a disagreement on any matter relating to the Company’s operations, policies or procedures, but instead was in each case in connection with the ability of ProFrac Holdings, LLC to nominate two directors to the Board pursuant to that certain Master Transaction Agreement between the Company and ProFrac Holdings, LLC dated February 2, 2022, as previously disclosed in the Company’s Current Report on Form 8-K filed on February 4, 2022.

The Board extends its appreciation to both Mr. Brown and Mr. Hobby, including each of their tenures as chair of the Corporate Governance and Nominating Committee of the Board, and wishes Mr. Brown and Mr. Hobby well in their future endeavors.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: April 21, 2022	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer